CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida



We hereby consent to the incorporation by reference of our report dated February 13, 1998, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, into the Company's previously filed Form S-3 and S-8 Registration Statements, File Nos. 33-85118 (S-3), 333-14513 (S-3), 33-80580 (S-8), 333-3664 (S-8), 333-17899 (S-8) and
333-25835 (S-8).



                                        /s/ BDO Seidman, LLP


                                        BDO Seidman, LLP

Orlando, Florida
April 10, 1998